Exhibit 10.2
                                                                        11-14-94
                                                                Amended 12-14-94
                                                                Effective 1-1-95
                                                                 Amended 4-10-96
                                                                 Amended 11-6-96
                                                                Effective 1-1-97
                                                            Amended and Restated
                                                               Effective 6-30-97

                              DAYTON HUDSON CORPORATION

                     HIGHLY COMPENSATED CAPITAL ACCUMULATION PLAN


                                  Table of Contents
                                  -----------------
                                                                           Page
                                                                           ----
ARTICLE I       GENERAL
    Sec. 1.1    Name of Plan . . . . . . . . . . . . . . . . . . .          1
    Sec. 1.2    Purpose. . . . . . . . . . . . . . . . . . . . . .          1
    Sec. 1.3    Effective Date . . . . . . . . . . . . . . . . . .          1
    Sec. 1.4    Company. . . . . . . . . . . . . . . . . . . . . .          1
    Sec. 1.5    Participating Employers. . . . . . . . . . . . . .          1
    Sec. 1.6    Construction and Applicable Law. . . . . . . . . .          2
    Sec. 1.7    Rules of Construction. . . . . . . . . . . . . . .          2
    Sec. 1.8    Discontinuance of Contributions. . . . . . . . . .          2

ARTICLE II      DEFINITIONS
    Sec. 2.1    Base Compensation. . . . . . . . . . . . . . . . .          3
    Sec. 2.2    Board. . . . . . . . . . . . . . . . . . . . . . .          3
    Sec. 2.3    Committee. . . . . . . . . . . . . . . . . . . . .          3
    Sec. 2.4    Credited Service . . . . . . . . . . . . . . . . .          3
    Sec. 2.4-1  EDCP . . . . . . . . . . . . . . . . . . . . . . .          3
    Sec. 2.5    EMG. . . . . . . . . . . . . . . . . . . . . . . .          3
    Sec. 2.6    ERISA. . . . . . . . . . . . . . . . . . . . . . .          3
    Sec. 2.7    Highly Compensated Employee. . . . . . . . . . . .          3
    Sec. 2.8    Named Fiduciary. . . . . . . . . . . . . . . . . .          3
    Sec. 2.9    Participant. . . . . . . . . . . . . . . . . . . .          4
    Sec. 2.10   Person . . . . . . . . . . . . . . . . . . . . . .          4
    Sec. 2.11   Plan Year. . . . . . . . . . . . . . . . . . . . .          4
    Sec. 2.12   Rate of Return Alternative Change Form . . . . . .          4
    Sec. 2.13   SMG. . . . . . . . . . . . . . . . . . . . . . . .          4
    Sec. 2.14   Signature. . . . . . . . . . . . . . . . . . . . .          4
    Sec. 2.15   Termination of Employment. . . . . . . . . . . . .          4

ARTICLE III     PARTICIPATION
    Sec. 3.1    Eligibility. . . . . . . . . . . . . . . . . . . .          4
    Sec. 3.2    No Guarantee of Employment . . . . . . . . . . . .          5

ARTICLE IV    BENEFITS
    Sec. 4.1  Eligibility for Severance Pay. . . . . . . . . . .             5
    Sec. 4.2  Definitions. . . . . . . . . . . . . . . . . . . .             5
    Sec. 4.3  Vesting. . . . . . . . . . . . . . . . . . . . . .             9
    Sec. 4.4  Amount of Severance Pay. . . . . . . . . . . . . .             9
    Sec. 4.5  Limitation on the Amount of Severance Pay. . . . .             9
    Sec. 4.6  Payment of Severance Pay . . . . . . . . . . . . .             9
    Sec. 4.7  Reduction If Parachute Payment . . . . . . . . . .             9
    Sec. 4.8  Assignment and Alienation of Benefits. . . . . . .            10
    Sec. 4.9  EDCP . . . . . . . . . . . . . . . . . . . . . . .            10

ARTICLE V     ADMINISTRATION OF PLAN
    Sec. 5.1  Administration by Company. . . . . . . . . . . . .            10
    Sec. 5.2  Certain Fiduciary Provisions . . . . . . . . . . .            11
    Sec. 5.3  Evidence . . . . . . . . . . . . . . . . . . . . .            11
    Sec. 5.4  Records. . . . . . . . . . . . . . . . . . . . . .            11
    Sec. 5.5  General Fiduciary Standard . . . . . . . . . . . .            11
    Sec. 5.6  Claims Procedure . . . . . . . . . . . . . . . . .            11
    Sec. 5.7  Waiver of Notice . . . . . . . . . . . . . . . . .            12
    Sec. 5.8  Agent For Legal Process. . . . . . . . . . . . . .            12
    Sec. 5.9  Indemnification. . . . . . . . . . . . . . . . . .            12

ARTICLE VI    AMENDMENT AND TERMINATION
    Sec. 6.1  Amendment. . . . . . . . . . . . . . . . . . . . .            12
    Sec. 6.2  Automatic Termination of Plan. . . . . . . . . . .            13
    Sec. 6.3  Payments Upon Automatic Termination. . . . . . . .            13

ARTICLE VII   MISCELLANEOUS PROVISIONS
    Sec. 7.1  Funding. . . . . . . . . . . . . . . . . . . . . .            13
    Sec. 7.2  Severability . . . . . . . . . . . . . . . . . . .            13

                              DAYTON HUDSON CORPORATION

                     HIGHLY COMPENSATED CAPITAL ACCUMULATION PLAN

                                      ARTICLE I

                                       GENERAL

    Sec. 1.1 NAME OF PLAN. The name of the Plan set forth herein is the Dayton Hudson Corporation Highly Compensated Capital Accumulation Plan. It is referred to herein as the "Plan."

    Sec. 1.2 PURPOSE. The Plan provides severance benefits under defined circumstances. The additional severance benefits are provided because of reductions in pension and savings plan benefits to Highly Compensated Employees because of government laws and regulations.

    Sec. 1.3  EFFECTIVE DATE.  The Effective Date of the Plan is January 1,
1989.

    Sec. 1.4  COMPANY.  "Company" means all of the following:

    (a)  Dayton Hudson Corporation, a Minnesota corporation.

    (b) Any successor of Dayton Hudson Corporation (whether direct or indirect, by purchase of a majority of the outstanding Voting Stock of Dayton Hudson Corporation or all or substantially all of the assets of Dayton Hudson Corporation, or by merger, consolidation or otherwise).

    (c) Any person that becomes liable for the obligations hereunder of the entities specified in (a) and (b) above by operation of law.

    Sec. 1.5 PARTICIPATING EMPLOYERS. The Company is a Participating Employer in the Plan. With the consent of the Company, by action of the Board or any duly authorized officer, any wholly owned subsidiary of the Company may, by action of its board of directors or any duly authorized officer, also become a Participating Employer in the Plan effective as of the date specified by it in its adoption of the Plan; but the subsidiary shall cease to be a Participating Employer on the date it ceases to be a wholly-owned subsidiary of the Company. The other Participating Employers on the Effective Date are:

    Dayton's Commercial Interiors, Inc. (Minnesota)
    Dayton's Travel Service, Inc. (Minnesota)
    Mervyn's (California)
    DHC Milwaukee, Inc. (Wisconsin)
    DHC Wisconsin, Inc. (Wisconsin)
    Marshall Field & Company (Delaware)
    Marshall Field Stores, Inc. (Delaware)
    Retailers National Bank

    Sec. 1.6 CONSTRUCTION AND APPLICABLE LAW. The Plan is intended to be a welfare benefit plan subject to the applicable requirements of ERISA. The Plan shall be administered and construed consistently with said intent. It shall also be construed and administered according to the laws of the State of Minnesota to the extent such laws are not preempted by laws of the United States of America. All controversies, disputes and claims arising hereunder shall be submitted to the United States District Court for the District of Minnesota.

    Sec. 1.7 RULES OF CONSTRUCTION. The Plan shall be construed in accordance with the following:

    (a) Headings at the beginning of articles and sections hereof are for convenience of reference, shall not be considered as part of the text of the Plan and shall not influence its construction.

    (b) Capitalized terms used in the Plan shall have their meaning as defined in the Plan unless the context clearly indicates to the contrary.

    (c) Any references to the masculine gender include the feminine and vice versa.

    (d) Use of the words "hereof," "herein," "hereunder" or similar compounds of the word "here" shall mean and refer to the entire Plan unless the context clearly indicates to the contrary.

    (e) The provisions of the Plan shall be construed as a whole in such manner as to carry out the provisions thereof and shall not be construed separately without relation to the context.

    Sec. 1.8 DISCONTINUANCE OF CONTRIBUTIONS. Notwithstanding any provision of this Plan to the contrary:

    (a) No individual shall become a Participant in this Plan on or after January 1, 1997.

    (b) No Regular Contribution under Sec. 4.2(c) or SRSP Make-Up Contribution under Sec. 4.2(e) shall be made to any Account for any Plan Year commencing on or after January 1, 1997.


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                                      ARTICLE II

                                     DEFINITIONS

    Sec. 2.1 BASE COMPENSATION. "Base Compensation" means the salary, bonus and commission, if any, paid in a calendar year.

    Sec. 2.2 BOARD. "Board" means the board of directors of the Company, and includes any committee thereof authorized to act for said board of directors.

    Sec. 2.3 COMMITTEE. "Committee" means the Plan Administrative Committee appointed in accordance with Section 5.1(c) hereof which is authorized by the Board of Directors of the Company to act on behalf of the Company in accordance with the terms of this Plan.

    Sec. 2.4 CREDITED SERVICE. "Credited Service" of a Participant means the number of years of service for vesting purposes a Participant would have under the applicable defined benefit pension plan of the Company and/or a Participating Employer.

    Sec. 2.4-1 EDCP. "EDCP" means the Dayton Hudson Corporation Executive Deferred Compensation Plan.

    Sec. 2.5 EMG. An "EMG" is a member of the Executive Management Group of the Company or a Participating Employer, as that term is defined by the Vice President of Personnel.

    Sec. 2.6 ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974 as from time to time amended.

    Sec. 2.7 HIGHLY COMPENSATED EMPLOYEE. "Highly Compensated Employee" of the employer for any calendar year means an individual described in Code section 414(q). For purposes of the preceding sentence, each Employee who received compensation from the employer in excess of $50,000 (as indexed for cost of living increases for each calendar year after 1987 as provided in the applicable Treasury regulations) for the prior year is a "Highly Compensated Employee."
For purposes of this section, "employer" includes all Participating Employers and any entity under common control with a Participating Employer.

    Sec. 2.8 NAMED FIDUCIARY. The Company is a "Named Fiduciary" for purposes of ERISA with authority to control and manage the operation and administration of the Plan. Other persons are also Named Fiduciaries under ERISA if so provided thereunder or if so identified by the Company, by action of the Board or the Chief Executive Officer. Such other person or persons shall have such authority to control or manage the operation and administration of the Plan as may be provided by ERISA or as may be allocated by the Company, by action of the Board.


                                          3

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    Sec. 2.9  PARTICIPANT.  "Participant" means a person described as such in
Article III.

    Sec. 2.10 PERSON. "Person" means an individual, partnership, corporation, estate, trust or other entity.

    Sec. 2.11 PLAN YEAR. "Plan Year" means the period commencing with the Effective Date and ending December 31, 1989 and each subsequent calendar year.

    Sec. 2.12 RATE OF RETURN ALTERNATIVE CHANGE FORM. "Rate of Return Alternative Change Form" means the form of authorization approved by the Company by which the Participant notifies the Plan of its choices for Crediting Rate Alternatives for his account under the Plans.

    Sec. 2.13 SMG. A "SMG" is a member of the Senior Management Group of the Company or a Participating Employer, as that term is defined by the Company corporate staff.

    Sec. 2.14 SIGNATURE. "Signature" or "sign" as used herein shall mean either the Participant's written signature or the Participant's electronic signature evidenced by the use of an electronic personal identification number.

    Sec. 2.15 TERMINATION OF EMPLOYMENT. The "Termination of Employment" of an Employee from his Participating Employer for purposes of the Plan shall be deemed to occur upon his resignation, discharge, retirement, death, failure to return to active work at the end of an authorized leave of absence or the authorized extension or extensions thereof, failure to return to work when duly called following a temporary layoff, or upon the happening of any other event or circumstance which, under the policy of his Participating Employer, as in effect from time to time, results in the termination of the employer-employee relationship; provided, however, that "Termination of Employment" shall not be deemed to occur upon a transfer between any combination of Participating Employers, affiliates and predecessor employers.


                                     ARTICLE III

                                    PARTICIPATION

    Sec. 3.1 ELIGIBILITY. An Employee shall be a Participant while, and only while, he or she is a regular Employee of a Participating Employer, subject to the following:

    (a) An Employee will become a Participant only if he or she is a Highly Compensated Employee.


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


    (b) If an Employee is a SMG or EMG or eligible to participate in the EDCP, he or she cannot become a Participant.

    (c) If an Employee ceases to be a Highly Compensated Employee, he or she will continue to be a Participant, but no additions will be added to the Employee's Account, except Interest.

    (d) If a Participant becomes a SMG or EMG, additions will be added to the Employee's Account for the Plan Year in which the Participant became a SMG or EMG.

    (e) The Employee must sign an enrollment and insurance consent form in the form that the Company determines. The insurance consent form will allow the Company to purchase life insurance on the Employee with the Company as beneficiary.

    (f) The Employee must sign a beneficiary designation form with respect to the Employee's Account and Special Survivor Benefit, if any.

    Sec. 3.2 NO GUARANTEE OF EMPLOYMENT. Participation in the Plan does not constitute a guarantee or contract of employment with any Participating Employer. Such participation shall in no way interfere with any rights a Participating Employer would have in the absence of such participation to determine the duration of the Employee's employment.


                                      ARTICLE IV

                                       BENEFITS

    Sec. 4.1 ELIGIBILITY FOR SEVERANCE PAY. A Participant shall be eligible for severance pay under the Plan if the Participant has a Termination of Employment. The amount of the Participant's Account that will be paid is determined by the vesting schedule set forth in this Article IV.

    Sec. 4.2  DEFINITIONS.  The following definitions shall apply to this
Article IV.

    (a) ACCOUNT. "Account" is the bookkeeping record the Company maintains for each Participant recording the amount of severance benefits the Participant is entitled to.

    (b) EARNINGS. "Earnings" will be added to a Participant's Account as follows:

         (i) CREDITING RATE ALTERNATIVES. The Participant shall select the Crediting Rate Alternative, using full percentages, that are to be applied to his or her Account. Participants may change their Crediting Rate Alternatives daily by completing a Rate of Return Alternative Change Form. If a Participant does not make an election, the Crediting Rate Alternative will be the S&P Crediting Rate.

       (ii) CREDITING. Commencing January 1, 1997, each Account will be credited on the balance in the Account as follows:

              (A)  EMPLOYEE.

                   (i) CREDITING RATE ALTERNATIVE. Each Deferral Account of an Employee will be credited at the end of a day on the balance in the Deferral Account at the beginning of that day using the Crediting Rate Alternative.

                  (ii) ENHANCEMENT. The total balance in all Deferral Accounts on the first day of the month will be credited at the end of the month at a rate equal to the Enhancement. The amount will be credited among Participants' Deferral Accounts at the time the Enhancement is credited in an amount equal to the proportion which each Deferral Account has to the Participant's entire balance.

              (B) NO CREDIT FOR TERMINATED EMPLOYEE.  No Earnings will be credited to the Account of a Participant who has had a Termination of Employment for the month in which the Termination of Employment occurs or any subsequent month.

              (C) VESTING OF EARNINGS.  Each Participant who has a
                  Termination of Employment and does not have five years of Credited Service will have his or her Account revalued using only the Crediting Rate Alternative and not receiving the Enhancement. However, if a Participant's Termination of Employment is because of death or permanent and total disability, the Participant will be treated as if he or she has five years of Credited Service. This paragraph will be applied before Sec. 4.3 is applied.

    (iii) DEFINED TERMS. For purposes of this subsection (b), the following terms have the meanings assigned below:

              (A) BALANCED FUND CREDITING RATE. "Balanced Fund Crediting Rate" means the earnings or losses for a day on the Balanced Fund of the SRSP, or if such fund ceases to exist, such other fund as selected by the Board or the

              Committee as most closely replicates the measure produced by the Balanced Fund of the SRSP.


              (B) CREDITING RATE ALTERNATIVE. "Crediting Rate Alternative" means the Dayton Hudson Common Stock Fund Crediting Rate, the S&P Crediting Rate, the Variable Interest Crediting Rate, the Long Term Growth Fund Crediting Rate, the International Fund Crediting Rate or the Balanced Fund Crediting Rate.

              (C) DAYTON HUDSON COMMON STOCK FUND CREDITING RATE. "Dayton Hudson Common Stock Fund Crediting Rate" means the earnings or losses for a day of the Dayton Hudson Common Stock Fund of the SRSP, or if such fund ceases to exist, such other fund as selected by the Board or the Committee as most closely replicates the measure produced by the Dayton Hudson Common Stock Fund of the SRSP.

              (D) EMG. An "EMG" is a member of the Executive Management Group of the Company or a Participating Employer, as that term is defined by the Vice President of Personnel.

              (E) ENHANCEMENT. "Enhancement" means an additional .1667% per month added to the S&P Crediting Rate and the Variable Interest Crediting Rate.

              (F) INTERNATIONAL FUND CREDITING RATE. "International Fund Crediting Rate" means the earnings or losses for a day on the International Fund of the SRSP, or if such fund ceases to exist, such other fund as selected by the Board or the Committee as most closely replicates the measure produced by the International Fund of the SRSP.

              (G) LONG TERM GROWTH FUND CREDITING RATE. "Long Term Growth Fund Crediting Rate" means the earnings or losses for a day of the Long Term Growth Fund of the SRSP, or if such fund ceases to exist such other fund as selected by the Board or the Committee as most closely replicates the measure produced by the Long Term Growth Fund of the SRSP.

              (H) S&P CREDITING RATE. "S&P Crediting Rate" means the earnings or losses for a day on the S&P Index Fund of the SRSP, or if such Index Fund ceases to exist, such other index selected by the Board or the Committee as most closely replicates the measure produced by the S&P Index Fund of the SRSP.

              (I) SRSP. "SRSP" is the Dayton Hudson Corporation Supplemental Retirement, Savings, and Employee Stock Ownership Plan.

              (J) VARIABLE INTEREST CREDITING RATE. "Variable Interest Crediting Rate" means the earnings or losses for a day on the Variable Interest Fund of the SRSP, or if such fund ceases to exist, such other index selected by the Board or the Committee as most closely replicates the measure produced by the Variable Interest Fund of the SRSP.

    (c) REGULAR CONTRIBUTION. A "Regular Contribution" will be made to the Account of a Participant who is a Highly Compensated Employee for the entire plan year. The amount of the Regular Contribution is the sum of (a) $500 plus (b) 5% times the difference between (i) the Participant's Base Compensation for the Plan Year and (ii) the $50,000 highly compensated amount, as indexed, calculated pursuant to Sec. 2.7.

    (d) SPECIAL SURVIVOR BENEFIT. The "Special Survivor Benefit" is a $5,000 benefit. The Special Survivor Benefit will be paid to the beneficiary of each Participant whose Termination of Employment occurs after the Participant is 100% vested in his or her Account and first became a Participant at least 5 full years prior to the Participant's Termination of Employment.

    (e) SRSP MAKE-UP CONTRIBUTION. The "SRSP Make-Up Contribution" is the amount of the lost Company matching contribution to the Dayton Hudson Corporation Supplemental Retirement, Savings, and Employee Stock Ownership Plan ("SRSP") because a Participant's SRSP contributions have been limited to comply with ERISA and/or the Internal Revenue Code. The SRSP Make-Up Contribution will be made as follows:

         (i) At the start of the Current Plan Year the Company will calculate the amount of Company matching contributions a Participant lost in the previous Plan Year.

         (ii) The Company will contribute that amount to the Account of the Participant, provided that during the entire previous Plan Year the Participant's contribution rate to the SRSP was the maximum contribution rate allowable to Highly Compensated Employees.

         (iii) The Participant must have been a Highly Compensated Employee for the previous Plan Year to receive a contribution.

    Sec. 4.3 VESTING. A Participant is vested in a percent of his or her Account as follows:

                        Years of                           Vested
                    Credited Service                     Percentage
                    ----------------                     ----------

                     Less than 1                              0%
                   1 but less than 2                         20%
                   2 but less than 3                         40%
                   3 but less than 4                         60%
                   4 but less than 5                         80%
                      5 or more                             100%


The amount of a Participant's account that is not vested at Termination of Employment is forfeited to the Company. Notwithstanding Sec. 2.3, if a Participant's Termination of Employment occurs before age 55 and 5 years of Credited Service, the Participant will not receive Credited Service for the year in which Termination of Employment occurs.

    Sec. 4.4 AMOUNT OF SEVERANCE PAY. The amount of the severance pay shall be the Participant's Account.

    Sec. 4.5 LIMITATION ON THE AMOUNT OF SEVERANCE PAY. Notwithstanding the provisions of Sec. 4.4, the amount of the severance pay under this Plan plus any other plan or policy of a Participating Employer shall not exceed the equivalent of twice the Participant's annual compensation during the year immediately preceding Termination of Employment. In determining said limit, words have the same meaning as in Department of Labor regulation Section 2510.3-2(b).

    Sec. 4.6 PAYMENT OF SEVERANCE PAY. The vested percentage of his Account shall be paid to the Participant (or to the Participant's beneficiary if Termination of Employment is a result of death or if the Participant dies before receiving all payments) as severance pay by the Participant's Participating Employer or the Company in a single sum as soon as administratively feasible after the Participant's Termination of Employment, using its customary administrative process. Provided, however, the Company in its sole discretion may make payments in installments not to exceed a period of 24 months following Termination of Employment. The payor will withhold from the payment any taxes required to be withheld by applicable law. If a Participant becomes a SMG, the Participant's Account will be transferred to the Deferred Compensation Plan on January 1 of the Plan Year following the Plan Year in which the Participant became a SMG and the Participant will not be entitled to any benefits from the Plan.

    Sec. 4.7 REDUCTION IF PARACHUTE PAYMENT. If any part of the benefits otherwise payable under the Plan would not be deductible by the payor as a result of the provisions of Section 280G of the Internal Revenue Code of 1986, or any successor provision thereto, or would be subject to the excise tax imposed by Section 4999 of said Code, or any successor provision thereto, the benefits shall be reduced by the minimum amount necessary that will result in the full amount of the benefits being deductible and not subject to the excise tax. Notwithstanding the foregoing, no modification of, or successor provision to, Section 280G or Section 4999 subsequent to the Effective Date of this Plan shall cause a reduction in the benefits to a greater extent than they would have been reduced if said sections had not been modified or superseded subsequent to the Effective Date of this Plan.

    Sec. 4.8 ASSIGNMENT AND ALIENATION OF BENEFITS. Except as required by law, the benefits under the Plan may not in any manner whatsoever be assigned or alienated, whether voluntarily or involuntarily, or directly or indirectly.

    Sec. 4.9 EDCP AND SMG PLAN. All persons who become Participants in the EDCP on January 1, 1995 will have the balance of his or her Account transferred from this Plan to the EDCP effective January 1, 1995. All persons who become Participants in the EDCP or the SMG Executive Deferred Compensation Plan ("SMG Plan") after January 1, 1995 will have the balance in their Account in this Plan transferred on the January 1 they become participants in the EDCP or the SMG Plan.


                                      ARTICLE V

                                ADMINISTRATION OF PLAN

    Sec. 5.1 ADMINISTRATION BY COMPANY. The Company is the "administrator" of the Plan for purposes of ERISA. Except as expressly otherwise provided herein, the Company shall control and manage the operation and administration of the Plan, make all decisions and determinations incident thereto and construe the provisions thereof. In carrying out its Plan responsibilities, the Company shall have discretionary authority to construe the terms of the Plan. Except in cases where the Plan expressly requires action on behalf of the Company to be taken by the Board, action on behalf of the Company may be taken by any of the following:

    (a)  The Board.

    (b)  The chief executive officer of the Company.

    (c) Any person or persons, natural or otherwise, or committee, to whom responsibilities for the operation and administration of the Plan are allocated by the Company, by resolution of the Board or by written instrument executed by the chief executive officer of the Company and filed with its permanent records, but action of such person or persons or committee shall be within the scope of said allocation.

    Sec. 5.2  CERTAIN FIDUCIARY PROVISIONS.  For purposes of the Plan:

    (a) Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

    (b) A Named Fiduciary, or a fiduciary designated by a Named Fiduciary pursuant to the provisions of the Plan, may employ one or more persons to render advice with regard to any responsibility such fiduciary has under the Plan.

    (c) Any time the Plan has more than one Named Fiduciary, if pursuant to the Plan provisions fiduciary responsibilities are not already allocated among such Named Fiduciaries, the Company, by action of the Board or its chief executive officer, may provide for such allocation.

    (d) Unless expressly prohibited in the appointment of a Named Fiduciary which is not the Company acting as provided in Sec. 5.1, such Named Fiduciary by written instrument may designate a person or persons other than such Named Fiduciary to carry out any or all of the fiduciary responsibilities under the Plan of such Named Fiduciary.

    (e) A person who is a fiduciary with respect to the Plan, including a Named Fiduciary, shall be recognized and treated as a fiduciary only with respect to the particular fiduciary functions as to which such person has responsibility.

    Sec. 5.3 EVIDENCE. Evidence required of anyone under this Plan may be by certificate, affidavit, document or other instrument which the person acting in reliance thereon considers to be pertinent and reliable and to be signed, made or presented by the proper party.

    Sec. 5.4 RECORDS. Each Participating Employer, each fiduciary with respect to the Plan and each other person performing any functions in the operation or administration of the Plan shall keep such records as may be necessary or appropriate in the discharge of their respective functions hereunder, including records required by ERISA or any other applicable law. Records shall be retained as long as necessary for the proper administration of the Plan and at least for any period required by ERISA or other applicable law.

    Sec. 5.5 GENERAL FIDUCIARY STANDARD. Each fiduciary shall discharge his duties with respect to the Plan solely in the interests of Participants and with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

    Sec. 5.6 CLAIMS PROCEDURE. The Company shall establish a claims procedure consistent with the requirements of ERISA. Such claims procedure shall provide adequate notice in writing to


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

any Participant whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial, written in a manner calculated to be understood by the claimant and shall afford a reasonable opportunity to a claimant whose claim for benefits has been denied for a full and fair review by the appropriate Named Fiduciary of the decision denying the claim.

    Sec. 5.7 WAIVER OF NOTICE. Any notice required hereunder may be waived by the person entitled thereto.

    Sec. 5.8 AGENT FOR LEGAL PROCESS. The Company shall be the agent for service of legal process with respect to any matter concerning the Plan, unless and until the Company designates some other person as such agent.

    Sec. 5.9 INDEMNIFICATION. In addition to any other applicable provisions for indemnification, the Participating Employers jointly and severally agree to indemnify and hold harmless, to the extent permitted by law, each director, officer and Employee of the Participating Employers against any and all liabilities, losses, costs or expenses (including legal fees) of whatsoever kind and nature which may be imposed on, incurred by or asserted against such person at any time by reason of such person's services as a fiduciary in connection with the Plan, but only if such person did not act dishonestly, or in bad faith or in willful violation of the law or regulations under which such liability, loss, cost or expense arises.

                                      ARTICLE VI

                              AMENDMENT AND TERMINATION

    Sec. 6.1 AMENDMENT. The Board may at any time amend the Plan, in whole or in part, for any reason, including but not limited to tax, accounting or insurance changes, a result of which may be to terminate the Plan for future benefits accruals; provided, however, that no amendment shall be effective to decrease the benefits, nature or timing thereof payable under the Plan to any Participant with respect to benefits already accrued prior to the date of such amendment. Written notice of any amendment shall be given to each Participant then participating in the Plan. Notwithstanding the foregoing, the Board may at any time amend Sec. 4.2(b) to modify the definition of "Earnings" in any manner the Board deems appropriate, which amendment may apply to all Earnings to be credited to Accounts following the date the amendment is adopted. Notwithstanding the above, the Board authorizes the Committee to amend the Plan to make changes to the Crediting Rate Alternatives by either adding any new or deleting any existing Crediting Rate Alternative, and to impose limitations on selection of or deferral into any Crediting Rate Alternative by the action of the Committee. Such changes will be considered an Amendment to this Plan and shall be effective without further action by the Board.

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

    Sec. 6.2 AUTOMATIC TERMINATION OF PLAN. The Plan shall terminate only under the following circumstances. The Plan shall automatically terminate upon (a) a determination by the Company that a final decision of a court of competent jurisdiction or the U. S. Department of Labor holding that the Plan is not a "welfare plan" and is not maintained "primarily for the purpose of providing deferred compensation for a select group of management or highly-compensated Employees," and therefore is subject to Parts 2, 3 and 4 of Title I of ERISA, would require that the Plan be funded and would result in immediate taxation to Participants of their vested Plan benefits, or (b) a determination by the Company that a final decision of a court of competent jurisdiction has declared that the Participants under the Plan are in constructive receipt under the Internal Revenue Code of their vested Plan benefits.

    Sec. 6.3 PAYMENTS UPON AUTOMATIC TERMINATION. Upon any Plan termination under Sec. 6.2, the Participants will be deemed to have terminated their enrollment under the Plan as of the date of such termination. The Company will pay all Participants the value of each Participant's Deferral Accounts in a lump sum, determined as if each Participant had a Termination of Employment on the date of such termination of the Plan and elected to be paid as soon as possible following Termination of Employment.


                                     ARTICLE VII

                               MISCELLANEOUS PROVISIONS

    Sec. 7.1 FUNDING. Benefits are provided solely from the general assets of the Participating Employers. No funds are segregated for purposes of the Plan. Participants are general creditors of the Participating Employers.

    Sec. 7.2 SEVERABILITY. If any provision of this Plan is held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the other provisions hereof; and the remaining provisions hereof shall remain in full force and effect. Any court of competent jurisdiction may so modify the objectionable provision as to make it valid, reasonable and enforceable.


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